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                                                                    EXHIBIT 23.3




                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------






We consent to the use in this Amendment No. 2 to Registration Statement No. 333-49429 of Prestolite Electric Incorporated and PEI Holding, Inc. of our report dated March 30, 1998 on the financial statements of Lucas Indiel Argentina S.A. and subsidiaries appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Co.
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DELOITTE & CO.


Buenos Aires, Argentina
June 24, 1998